                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

================================================================================

                        ISUZU AUTO OWNER TRUST 2001-1,
                                  as Issuer,

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                             as Indenture Trustee

                              ______________________

                                   INDENTURE

                           Dated as of April 1, 2001

                              ______________________

================================================================================

                            CROSS REFERENCE TABLE*


  TIA                                                                                        Indenture
Section                                                                                       Section
-------                                                                                      --------
310 (a)(1)............................................................................         6.11
    (a)(2)............................................................................         6.11
    (a)(3)............................................................................      6.10; 6.11
    (a)(4)............................................................................        N.A.**
    (a)(5)............................................................................         6.11
    (b)...............................................................................      6.08; 6.11
    (c)...............................................................................         N.A.
311 (a)...............................................................................         6.12
    (b)...............................................................................         6.12
    (c)...............................................................................         N.A.
312 (a)...............................................................................         7.01
    (b)...............................................................................         7.02
    (c)...............................................................................         7.02
313 (a)...............................................................................         7.04
    (b)(1)............................................................................         7.04
    (b)(2)............................................................................         7.04
    (c)...............................................................................      7.04; 11.05
    (d)...............................................................................         7.04
314 (a)...............................................................................         7.03
    (b)...............................................................................         11.15
    (c)(1)............................................................................         11.01
    (c)(2)............................................................................         11.01
    (c)(3)............................................................................         11.01
    (d)...............................................................................         11.01
    (e)...............................................................................         11.01
    (f)...............................................................................         11.01
315 (a)...............................................................................         6.01
    (b)...............................................................................      6.05; 11.01
    (c)...............................................................................         6.01
    (d)...............................................................................         6.01
    (e)...............................................................................         5.13
316 (a)...............................................................................         1.01
    (a)(1)(A).........................................................................         5.11
    (a)(1)(B).........................................................................         5.12
    (a)(2)............................................................................         N.A.
    (b)...............................................................................         5.07
    (c)...............................................................................         N.A.

___________________
* This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

**   N.A. means Not Applicable.

  TIA                                                                                        Indenture
Section                                                                                       Section
-------                                                                                      --------
317 (a)(1).......................................................................              5.03
    (a)(2).......................................................................              5.03
    (b)..........................................................................              3.03
318 (a)..........................................................................             11.07

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                     ARTICLE ONE

                     DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions...................................................      2
Section 1.02.    Incorporation by Reference of Trust Indenture Act.............     10
Section 1.03.    Interpretive Provisions.......................................     10

                                     ARTICLE TWO

                                      THE NOTES

Section 2.01.    Form..........................................................     11
Section 2.02.    Execution, Authentication and Delivery........................     11
Section 2.03.    Temporary Notes...............................................     11
Section 2.04.    Registration; Registration of Transfer and Exchange...........     12
Section 2.05.    Mutilated, Destroyed, Lost or Stolen Notes....................     13
Section 2.06.    Persons Deemed Owner..........................................     14
Section 2.07.    Payment of Principal and Interest; Defaulted Interest.........     14
Section 2.08.    Cancellation..................................................     18
Section 2.09.    Book-Entry Notes..............................................     18
Section 2.10.    Notices to Clearing Agency....................................     19
Section 2.11.    Definitive Notes..............................................     19
Section 2.12.    Release of Collateral.........................................     19
Section 2.13.    Tax Treatment.................................................     19
Section 2.14.    Employee Benefit Plans........................................     20
Section 2.15.    Authenticating Agents.........................................     20

                                    ARTICLE THREE

                                      COVENANTS

Section 3.01.    Payment of Principal and Interest.............................     21
Section 3.02.    Maintenance of Office or Agency...............................     21
Section 3.03.    Money for Payments to be Held in Trust........................     21
Section 3.04.    Existence.....................................................     23
Section 3.05.    Protection of Trust Estate....................................     23
Section 3.06.    Opinions as to Trust Estate...................................     24
Section 3.07.    Performance of Obligations; Servicing of Receivables..........     24
Section 3.08.    Negative Covenants............................................     26

                                                                                                   Page
                                                                                                   ----
Section 3.09.    Annual Statement as to Compliance............................................       27
Section 3.10.    Issuer May Consolidate, etc., Only on Certain Terms..........................       27
Section 3.11.    Successor or Transferee......................................................       29
Section 3.12.    No Other Business............................................................       29
Section 3.13.    No Borrowing.................................................................       29
Section 3.14.    Master Servicer's Obligations................................................       30
Section 3.15.    Guarantees, Loans, Advances and Other Liabilities............................       30
Section 3.16.    Capital Expenditures.........................................................       30
Section 3.17.    Removal of Administrator.....................................................       30
Section 3.18.    Restricted Payments..........................................................       30
Section 3.19.    Notice of Events of Default..................................................       30
Section 3.20.    Further Instruments and Acts.................................................       31
Section 3.21.    Compliance with Laws.........................................................       31
Section 3.22.    Amendments of Sale and Servicing Agreement and Trust Agreement...............       31

                                                  ARTICLE FOUR

                                           SATISFACTION AND DISCHARGE

Section 4.01.    Satisfaction and Discharge of Indenture......................................       32
Section 4.02.    Satisfaction, Discharge and Defeasance of the Notes..........................       33
Section 4.03.    Application of Trust Money...................................................       34
Section 4.04.    Repayment of Monies Held by Paying Agent.....................................       34

                                                  ARTICLE FIVE

                                                    REMEDIES

Section 5.01.    Events of Default............................................................       35
Section 5.02.    Acceleration of Maturity; Rescission and Annulment...........................       36
Section 5.03.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee....       37
Section 5.04.    Remedies; Priorities.........................................................       39
Section 5.05.    Optional Preservation of the Receivables.....................................       41
Section 5.06.    Limitation of Suits..........................................................       42
Section 5.07.    Unconditional Rights of Noteholders to Receive Principal and Interest........       42
Section 5.08.    Restoration of Rights and Remedies...........................................       43
Section 5.09.    Rights and Remedies Cumulative...............................................       43
Section 5.10.    Delay or Omission Not a Waiver...............................................       43
Section 5.11.    Control by Noteholders.......................................................       43
Section 5.12.    Waiver of Past Defaults......................................................       44
Section 5.13.    Undertaking for Costs........................................................       44
Section 5.14.    Waiver of Stay or Extension Laws.............................................       44
Section 5.15.    Action on Notes..............................................................       44
Section 5.16.    Performance and Enforcement of Certain Obligations...........................       45

                                                                                                                  Page
                                                                                                                  ----
                                                           ARTICLE SIX

                                                      THE INDENTURE TRUSTEE
Section 6.01.    Duties of Indenture Trustee.....................................................................   47
Section 6.02.    Rights of Indenture Trustee.....................................................................   48
Section 6.03.    Individual Rights of Indenture Trustee..........................................................   49
Section 6.04.    Indenture Trustee's Disclaimer..................................................................   49
Section 6.05.    Notice of Defaults..............................................................................   49
Section 6.06.    Reports by Indenture Trustee to Holders.........................................................   49
Section 6.07.    Compensation and Indemnity......................................................................   49
Section 6.08.    Replacement of Indenture Trustee................................................................   50
Section 6.09.    Successor Indenture Trustee by Merger...........................................................   51
Section 6.10.    Appointment of Co-Trustee or Separate Trustee...................................................   52
Section 6.11.    Eligibility; Disqualification...................................................................   53
Section 6.12.    Preferential Collection of Claims Against Issuer................................................   53
Section 6.13.    Representations and Warranties of Indenture Trustee.............................................   53

                                                          ARTICLE SEVEN

                                                  NOTEHOLDERS' LISTS AND REPORTS

Section 7.01.    Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders..........................   55
Section 7.02.    Preservation of Information; Communications, Reports and Certain Documents to Noteholders.......   55
Section 7.03.    Reports by Issuer...............................................................................   55
Section 7.04.    Reports by Indenture Trustee....................................................................   56

                                                           ARTICLE EIGHT

                                               ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.    Collection of Money.............................................................................   57
Section 8.02.    Accounts........................................................................................   57
Section 8.03.    General Provisions Regarding Accounts...........................................................   58
Section 8.04.    Release of Trust Estate.........................................................................   59
Section 8.05.    Opinion of Counsel..............................................................................   59

                                                           ARTICLE NINE

                                                      SUPPLEMENTAL INDENTURES

Section 9.01.    Supplemental Indentures Without Consent of Noteholders..........................................   60
Section 9.02.    Supplemental Indentures With Consent of Noteholders.............................................   61

                                                                                                                Page
                                                                                                                ----
Section 9.03.    Execution of Supplemental Indentures.....................................................        62
Section 9.04.    Effect of Supplemental Indenture.........................................................        63
Section 9.05.    Conformity with Trust Indenture Act......................................................        63
Section 9.06.    Reference in Notes to Supplemental Indentures............................................        63

                                                       ARTICLE TEN

                                                   REDEMPTION OF NOTES


Section 10.01.    Redemption..............................................................................        64
Section 10.02.    Form of Redemption Notice...............................................................        64
Section 10.03.    Notes Payable on Redemption Date........................................................        65

                                                      ARTICLE ELEVEN

                                                       MISCELLANEOUS

Section 11.01.    Compliance Certificates and Opinions, etc...............................................        66
Section 11.02.    Form of Documents Delivered to Indenture Trustee........................................        67
Section 11.03.    Acts of Noteholders.....................................................................        68
Section 11.04.    Notices, etc., to Indenture Trustee, Issuer, Depositor, Insurer and Rating Agencies.....        69
Section 11.05.    Notices to Noteholders; Waiver..........................................................        70
Section 11.06.    Alternate Payment and Notice Provisions.................................................        70
Section 11.07.    Conflict with Trust Indenture Act.......................................................        70
Section 11.08.    Effect of Headings and Table of Contents................................................        70
Section 11.09.    Successors and Assigns..................................................................        71
Section 11.10.    Separability............................................................................        71
Section 11.11.    Benefits of Indenture...................................................................        71
Section 11.12.    Legal Holidays..........................................................................        71
Section 11.13.    Governing Law...........................................................................        71
Section 11.14.    Counterparts............................................................................        71
Section 11.15.    Recording of Indenture..................................................................        71
Section 11.16.    Trust Obligation........................................................................        71
Section 11.17.    No Petition.............................................................................        72
Section 11.18.    Inspection..............................................................................        72
Section 11.19.    Certain Matters Regarding the Insurer...................................................        72
Section 11.20.    Third Party Beneficiaries...............................................................        73

                                                                      Page
                                                                      ----
                                   SCHEDULES

Schedule A - Receivables Schedule..................................    SA-1

                                   EXHIBITS

Exhibit A-1 - Form of Note..........................................    A-1

                                   INDENTURE

     This Indenture, dated as of April 1, 2001, is between Isuzu Auto Owner Trust 2001-1, a Delaware business trust (the "Issuer"), and U.S. Bank National Association, a national banking association, as indenture trustee (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's 4.270% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), 4.420% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), 4.880% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and 5.310% Asset Backed Notes, Class A-4 (the "Class A-4 Notes", and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"):

                                GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee on the Closing Date, on behalf of and for the benefit of the Holders of the Notes and the Insurer, without recourse, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, (i) the Receivables listed in the Receivables Schedule and all monies due thereon and received thereon (including proceeds of the repurchase of Receivables by the Seller or purchase of the Receivables by the Master Servicer pursuant to the Sale and Servicing Agreement) after March 31, 2001; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables;
(iii) any proceeds of any physical damage insurance policies and extended warranties covering the Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors; (iv) the Receivable Files; (v) any proceeds of Dealer Recourse; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; (vii) all funds on deposit from time to time in the Accounts, including the Reserve Fund Initial Deposit, and in all investment income and proceeds thereof; (viii) the rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor, and the rights of the Issuer under the Sale and Servicing Agreement; (ix) any Servicer Letter of Credit; and (x) the proceeds of any and all of the foregoing as each such term is defined in
Section 1.01 (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction and to secure the payment of all amounts owing to the Insurer, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Insurer and Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01.  Definitions.
                    -----------

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     "Accounts" has the meaning set forth in the Sale and Servicing Agreement.
      --------

     "Act" has the meaning set forth in Section 11.03(a).
      ---

     "Administration Agreement" means the administration agreement, dated as of
      ------------------------
April 1, 2001, among the Administrator, the Issuer, the Depositor and the Indenture Trustee, as amended, supplemented or modified from time to time.

     "Administrator" means IMAC or any successor Administrator under the
      -------------
Administration Agreement.

     "Authenticating Agent" has the meaning set forth in Section 2.15.
      --------------------

     "Authorized Officer" means, with respect to the Issuer, any officer of the
      ------------------
Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Basic Documents" has the meaning set forth in the Sale and Servicing
      ---------------
Agreement.

     "Book-Entry Notes" means a beneficial interest in the Notes, ownership and
      ----------------
transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions or trust companies in Los Angeles, California, Wilmington, Delaware, New York, New York, Chicago, Illinois or Charlotte, North Carolina are authorized or obligated by law, regulation, executive order or governmental decree to remain closed.

     "Benefit Plan" means (i) employee benefit plans (as defined in Section 3(3)
      ------------
of ERISA that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Class" means all Notes whose forms are identical except for variation in
      -----
denomination, principal amount or owner.

     "Class A-1 Interest Rate" means 4.270% per annum (computed on the basis of
      -----------------------
the actual number of days in the related Interest Period divided by 360).

     "Class A-1 Notes" means the 4.270% Class A-1 Asset Backed Notes,
      ---------------
substantially in the form of Exhibit A.

     "Class A-2 Interest Rate" means 4.420% per annum (computed on the basis of
      -----------------------
a 360-day year consisting of twelve 30-day months).

     "Class A-2 Notes" means the 4.420% Class A-2 Asset Backed Notes,
      ---------------
substantially in the form of Exhibit A.

     "Class A-3 Interest Rate" means 4.880% per annum (computed on the basis of
      -----------------------
a 360-day year consisting of twelve 30-day months).

     "Class A-3 Notes" means the 4.880% Class A-3 Asset Backed Notes,
      ---------------
substantially in the form of Exhibit A.

     "Class A-4 Interest Rate" means 5.310% per annum (computed on the basis of
      -----------------------
a 360-day year consisting of twelve 30-day months).

     "Class A-4 Notes" means the 5.310% Class A-4 Asset Backed Notes,
      ---------------
substantially in the form of Exhibit A.

     "Clearing Agency" means an organization registered as a "clearing agency"
      ---------------
pursuant to Section 17A of the Exchange Act, which initially shall be The Depository Trust Company.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial
      ---------------------------
institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means May 3, 2001.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of this
      ----------
Indenture.

     "Collection Period" means, with respect to any Distribution Date, the
      -----------------
immediately preceding month (or, in the case of the first Collection Period, the period of time since the Cutoff Date through the last day of the month immediately preceding the month in which the first Distribution Date occurs).

     "Corporate Trust Office" means the principal office of the Indenture
      ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, Attention: Isuzu Auto Owner Trust 2001-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Insurer and the Issuer.

     "Default" means any occurrence that is, or with notice or the lapse of time
      -------
or both would become, an Event of Default.

     "Definitive Notes" has the meaning set forth in Section 2.09.
      ----------------

     "Depositor" means PASS, in its capacity as depositor under the Sale and
      ---------
Servicing Agreement, and its successors.

     "Eligible Account" has the meaning set forth in the Sale and Servicing
      ----------------
Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" shall have the meaning specified in Section 5.01.
      ----------------

     "Executive Officer" means, with respect to (i) any corporation, limited
      -----------------
liability company or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation, limited liability company or depository institution and (ii) any partnership, any general partner thereof.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise,
      -----
release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "IMAC" means Isuzu Motors Acceptance Corporation, and its successors.
      ----

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time.

     "Indenture Trustee" means U.S. Bank National Association, a national
      -----------------
banking association, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

     "Independent" means, when used with respect to any specified Person, that
      -----------
the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Master Servicer, the Subservicer and any of their respective Affiliates,
(ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to
      -----------------------
the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Insolvency Event" has the meaning set forth in the Sale and Servicing
      ----------------
Agreement.

     "Insurance Agreement" has the meaning set forth in the Sale and Servicing
      -------------------
Agreement.

     "Insurance Policy" means the irrevocable financial guaranty insurance
      ----------------
policy, dated the Closing Date, issued by the Insurer for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Certificateholders, as amended, modified or supplemented from time to time.

     "Insurance Premium" has the meaning set forth in the Premium Side Letter
      -----------------
Agreement.

     "Insurer" means MBIA Insurance Corporation, and its successors.
      -------

     "Insurer Default" means a default by the Insurer under the Insurance Policy
      ---------------
(after giving effect to any applicable cure period) or the occurrence of an Insolvency Event with respect to the Insurer.

     "Interest Period" means, with respect to any Distribution Date and (i) the
      ---------------
Class A-1 Notes, the period from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and
(ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates, the monthly period (based on the assumption of 30 days in each month) from and including the 20/th/ day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 20/th/ day of the month in which the current Distribution Date occurs.

     "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest
      -------------
Rate, the Class A-3 Interest Rate or the Class A-4 Interest Rate, as applicable.

     "Issuer" means Isuzu Auto Owner Trust 2001-1 until a successor replaces it
      ------
and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Order" or "Issuer Request" means a written order or request signed
      ------------      --------------
in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

     "Master Servicer" means IMAC, in its capacity as Master Servicer under the
      ---------------
Sale and Servicing Agreement, and any Successor Master Servicer.

     "Note Balance" means, at any time, as the context may require, with respect
      ------------
to (i) all of the Notes, an amount equal to, initially, the Initial Note Balance and, thereafter, an amount equal to the Initial Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Noteholders or (ii) any Note, an amount equal to, initially, the initial denomination of such Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Note; provided, however, that (a) except as otherwise indicated by the context, references to the Note Balance as of a particular Distribution Date shall take into account all distributions of principal made on such Distribution Date, (b) in determining whether the Holders of Notes evidencing the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates shall be disregarded and deemed to be excluded from the Note Balance (unless such Persons own 100% of the Note Balance), except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded and (c) Notes that have been pledged in good faith may be regarded as included in the Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates.

     "Note Depository Agreement" means the agreement, dated the Closing Date,
      -------------------------
among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is
      ----------
the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Register" and "Note Registrar" shall have the respective meanings
      -------------       --------------
specified in Section 2.04.

     "Noteholder" or "Holder" means the Person in whose name a Note is
      ----------      ------
registered on the Note Register.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes
      -----
and the Class A-4 Notes.

     "Officer's Certificate" means a certificate signed by any Authorized
      ---------------------
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who may,
      ------------------
except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Depositor or the Seller and who shall be satisfactory to the Indenture Trustee and, if addressed to the Insurer, satisfactory to the Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee and, if addressed to the Insurer, satisfactory to the Insurer.

     "Outstanding" means, as of the date of determination, all Notes theretofore
      -----------
authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to this Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer, the Subservicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer, the Subservicer or any Affiliate of any of the foregoing Persons.

     "Owner Trustee" means Wilmington Trust Company, not in its individual
      -------------
capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

     "PASS" means Pooled Auto Securities Shelf LCC, and its successors.
      ----

     "Paying Agent" means the Indenture Trustee or any other Person that meets
      ------------
the eligibility standards for the Indenture Trustee specified in Section 6.11 and, so long as no Insurer Default shall have occurred and be continuing, is consented to by the Insurer and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal or interest on the Notes on behalf of the Issuer.

     "Predecessor Note" means, with respect to any particular Note, every
      ----------------
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Premium Side Letter Agreement" has the meaning set forth in the Insurance
      -----------------------------
Agreement.

     "Principal Distributable Amount" means, with respect to any Distribution
      ------------------------------
Date, the sum of (i) the principal portion of all Monthly Payments actually received during the related Collection Period, computed in accordance with the simple interest method, (ii) the principal portion of all Prepayments received during such Collection Period (to the extent such amounts are not included in clause (i) above) and (iii) the Principal Balance of each Receivable that became a Defaulted Receivable or a Repurchased Receivable during such Collection Period (to the extent that such amounts are not included in clauses (i) or (ii) above).

     "Proceeding" means any suit in equity, action at law or other judicial or
      ----------
administrative proceeding.

     "Protected Purchaser" shall have the meaning set forth in Article 8 of the
      -------------------
UCC.

     "Rating Agency" means Moody's or Standard & Poor's; provided, however, that
      -------------
if Moody's and Standard & Poor's cease to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall have been given to the Depositor, the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee and the Insurer.

     "Rating Agency Condition" means, with respect to any action, that each
      -----------------------
Rating Agency shall have been given ten days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Master Servicer, the Insurer, the Indenture Trustee and the Owner Trustee in writing that such action will not result in a qualification, reduction or withdrawal of the then-current rating of any Class of Notes or the Certificates.

     "Receivables Schedule" means the schedule of Receivables attached as
      --------------------
Schedule A hereto, as it may be amended from time to time.

     "Record Date" means, with respect to a Distribution Date, the close of
      -----------
business on the day immediately preceding such Distribution Date or, if Definitive Notes have been issued, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs.

     "Redemption Date" means, in the case of a redemption of the Notes pursuant
      ---------------
to Section 10.01, the Distribution Date specified by the Master Servicer or the Issuer pursuant to Section 10.01.

     "Redemption Price" means, in the case of a redemption of the Notes pursuant
      ----------------
to Section 10.01, an amount equal to the sum of (i) the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the related Interest Rate for each Class of Notes being so redeemed for the related Interest Period and (ii) all amounts due to the Insurer under the Basic Documents.

     "Responsible Officer" has the meaning set forth in the Sale and Servicing
      -------------------
Agreement.

     "Sale and Servicing Agreement" means the sale and servicing agreement,
      ----------------------------
dated as of April 1, 2001, among the Issuer, the Depositor, the Seller, the Master Servicer and the Subservicer, as amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "State" means any one of the 50 states of the United States or the District
      -----
of Columbia.

     "Subservicer" means The CIT Group/Sales Financing, Inc., in its capacity as
      -----------
subservicer under the Sale and Servicing Agreement, and any Successor
Subservicer.

     "Trust Estate" means all money, instruments, rights, and other property
      ------------
that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Insurer and the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in
      -------------------      ---
force on the date hereof, unless otherwise specifically provided.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial
      ---
Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "United States" means the United States of America.
      -------------

     "Unreimbursed Insurance Payments" has the meaning set forth in the Sale and
      -------------------------------
Servicing Agreement.

     (b) Except as otherwise specified herein or as the context may otherwise require, for all purposes of this Indenture, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or the Trust Agreement, as the case may be.

     Section 1.02.  Incorporation by Reference of Trust Indenture Act. Whenever
                    -------------------------------------------------
this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.
      ----------

     "indenture securities" means the Notes.
      --------------------

     "indenture security holder" means a Noteholder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Issuer and any other
      -------
obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.    Interpretive Provisions.
                      -----------------------

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to words such as "herein", "hereof" and the like shall refer to this Indenture as a whole and not to any particular part, article or section within this Indenture, (iii) references to a section such as "Section 1.01", an article such as "Article One" and the like shall refer to the applicable Section or Article of this Indenture, as the case may be, (iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and (vi) the term "proceeds" shall have the meaning set forth in the applicable UCC.

     (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

                                  ARTICLE TWO

                                   THE NOTES

     Section 2.01.  Form.  The Class A-1 Notes, the Class A-2 Notes, the Class
                    ----
A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall be
                    --------------------------------------
executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of Notes: (i) $108,260,000 of Class A-1 Notes, (ii) $78,243,000 of Class A-2 Notes, (iii)
$161,160,000 of Class A-3 Notes and (iv) $83,392,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes Outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Temporary Notes.  Pending the preparation of Definitive
                    ---------------
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.04.  Registration; Registration of Transfer and Exchange.  The
                    ---------------------------------------------------
Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Noteholder making such surrender and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination and a like aggregate principal amount.

     At the option of the related Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, provided that the requirements of Section 8-401 of the UCC are met (as determined by the Issuer), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the date any payment is due with respect to the Note.

     Each Person to whom a Note is transferred will be required to represent, in the case of a Definitive Note, or deemed to represent, in the case of a Book-Entry Note, that (i) such Person is not an employee benefit plan, as described in Section 3(3) of ERISA, or a plan, as defined in Section 4975(E)(1) of the Code, that is subject to Title I of ERISA or to Section 4975 of the Code, a government plan subject to any state or local law similar to Title I of ERISA or
Section 4975 of the Code, or a Person investing on behalf of or with "plan assets" of such a plan, or (ii) the Person's acquisition, holding and disposition of the Note are and will be eligible for relief under a prohibited transaction exemption.

     Section 2.05.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, (ii) there is delivered to the Indenture Trustee and, so long as no Insurer Default shall have occurred and be continuing, the Insurer such security or indemnity as may be required by it to hold the Issuer, the Insurer and the Indenture Trustee harmless and (iii) the requirements of Section 8-405 of the UCC are met, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Insurer, the Issuer and the

Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Insurer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.06.  Persons Deemed Owner.  Prior to due presentment for
                    --------------------
registration of transfer of any Note, the Issuer, the Insurer, the Indenture Trustee and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Insurer, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

     Section 2.07.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------

     (a) On each Distribution Date, upon receipt of written instructions from the Master Servicer pursuant to Section 4.05(d) of the Sale and Servicing Agreement, the Indenture Trustee shall apply the Available Funds for such Distribution Date to make the following payments and deposits in the following order of priority:

          (i) to the Master Servicer, the Servicing Fee for the related Collection Period plus any unpaid Servicing Fee with respect to one or more prior Collection Periods; provided, however, that to the extent the Master Servicer fails to pay the Subservicer the related Subservicer Fee pursuant to Section 3.09 of the Sale and Servicing Agreement, including any unpaid Subservicer Fee with respect to one or more prior Collection Periods, an amount equal to the lesser of the amount otherwise payable to the Master Servicer and the amount owing to the Subservicer will instead be paid to the Subservicer and the remainder of such amount if any, will be paid to the Master Servicer;

            (ii) to the Note Distribution Account, the Note Interest Distributable Amount to be distributed to the Noteholders at their respective Interest Rates;

            (iii) to the Certificate Distribution Account, so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02, the Certificate Interest Distributable Amount; provided, however, if an Event of Default has occurred and the Notes have been accelerated, amounts in this clause will instead be paid under clause (v);

            (iv) to the Note Distribution Account, the Note Principal Distributable Amount;

            (v) if the maturity of the Notes has been accelerated after an Event of Default pursuant to Section 5.02, to the Certificate Distribution Account, the Certificate Interest Distributable Amount;

            (vi) to the Certificate Distribution Account, the Certificate Monthly Principal Distributable Amount;

            (vii) to the Insurer, the Insurance Premium for such Distribution Date plus any overdue Insurance Premiums for previous Distribution Dates;

            (viii)  to the Insurer, the Unreimbursed Insurance Payments;

            (ix) if the Notes have been declared immediately due and payable following an Event of Default pursuant to Section 5.02, to the Note Distribution Account, an amount equal to the Note Balance as of such Distribution Date (before giving effect to the application of Available Funds on such Distribution Date) minus the Note Principal Distributable Amount for such Distribution Date, paid pro rata on all classes of Notes until they have been paid in full;

            (x) to the Reserve Fund, the amount, if any, necessary to reinstate the balance in the Reserve Fund to the Required Reserve Fund Balance;

            (xi) to the Subservicer, any remaining unpaid Subservicer Fee for the related Collection Period plus any remaining unpaid Subservicer Fee with respect to one or more prior Collection Periods; and

            (xii) to the Seller, as holder of the Residual Interest, any remaining Available Funds.

     (b) The principal of each Note shall be payable in installments on each Distribution Date in an aggregate amount (unless the Notes have been declared immediately due and payable following an Event of Default) for all Classes of Notes equal to the Note Principal Distributable Amount for such Distribution Date. On each Distribution Date (unless the Notes have been declared immediately due and payable following an Event of Default), upon receipt of instructions from the Master Servicer pursuant to Section 4.05(d) of the Sale and Servicing Agreement, the Indenture Trustee shall apply or cause to be applied the amount on deposit in the

Note Distribution Account on such Distribution Date to make the following payments in the following order of priority:

            (i)    to the Holders of each Class of Notes, the portion of the
     Note Interest Distributable Amount payable to such Class for such Distribution Date;

            (ii) to the Class A-1 Noteholders, the Note Principal Distributable Amount for that Distribution Date until the principal amount of the Class A-1 Notes has been paid in full;

            (iii) following payment in full of the Class A-1 Notes, to the Class A-2 Noteholders, the Note Principal Distributable Amount for that Distribution Date until the principal amount of the Class A-2 Notes has been paid in full;

            (iv) following payment in full of the Class A-2 Notes, to the Class A-3 Noteholders, the Note Principal Distributable Amount for that Distribution Date until the principal amount of the Class A-3 Notes has been paid in full; and

            (v) following payment in full of the Class A-3 Notes, to the Class A-4 Noteholders, the Note Principal Distributable Amount for that Distribution Date until the principal amount of the Class A-4 Notes has been paid in full.

     If the amount on deposit in the Note Distribution Account (including any portion of the Reserve Fund Draw Amount or the Policy Claim Amount included in such amount) on any Distribution Date is less than the amount described in clause (i) above for such Distribution Date, the Indenture Trustee shall pay the available amount to the Holders of each Class of Notes pro rata based on the
Note Interest Distributable Amount payable to such Class on such Distribution Date.

     (c) The unpaid principal amount, to the extent not previously paid of the (i) Class A-1 Notes shall be due and payable on the Class A-1 Final Distribution Date, (ii) the Class A-2 Notes shall be due and payable on the Class A-2 Final Distribution Date, (iii) the Class A-3 Notes shall be due and payable on the Class A-3 Final Distribution Date and (iv) the Class A-4 shall be due and payable on the Class A-4 Final Distribution Date.

     (d) Each Class of Notes shall accrue interest during each Interest Period at the related Interest Rate, and such interest shall be due and payable on each Distribution Date. Interest on the Class A-1 Notes shall be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. Subject to
Section 3.01, any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the related Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the related Class Final Distribution Date (and except for the Redemption Price for any Note called for redemption in whole pursuant to Section 10.01(a) or (b)), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03. The Indenture Trustee shall pay all Note Interest Distributable Amount for any Distribution Date to the Holders of the Notes on the related Record Date even if a portion of such Note Interest Distributable Amount relates to an earlier Distribution Date.

     (e) All principal and interest payments on a Class of Notes shall be made pro rata to the Holders of such Class. Except as otherwise provided herein, the Indenture Trustee shall, before the Distribution Date on which the Issuer expects to pay the final installment of principal of and interest on any Note, notify the Holder of such Note as of the related Record Date of such final installment. Such notice shall be mailed or transmitted by facsimile and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be mailed to Noteholders as provided in Section 10.02.

     (f) Notwithstanding the foregoing, the unpaid principal amount of the Notes shall be due and payable, to the extent not previously paid, on the date on which the Notes have been declared immediately due and payable following an Event of Default. On each Distribution Date following acceleration of the Notes, upon receipt of instructions from the Master Servicer pursuant to Section 4.05(d) of the Sale and Servicing Agreement, the Indenture Trustee shall apply or cause to be applied the amount on deposit in the Note Distribution Account on such Distribution Date to make the following payments in the following order of priority:

            (i) to the Holders of each Class of Notes, the portion of the Note Interest Distributable Amount payable to such Class for such Distribution Date; and

            (ii) to the Holders of each Class of Notes, the amount remaining on deposit in the Note Distribution Account on such Distribution Date pro rata based on the outstanding principal amount of such Class as of such Distribution Date.

     (g) If the amount on deposit in the Note Distribution Account (including any portion of the Reserve Fund Draw Amount or the Policy Claim Amount included in such amount) on any Distribution Date following acceleration of the Notes is less than the amount described in Section 2.07(f)(i) for such Distribution Date, the Indenture Trustee shall pay the available amount to the Holders of each Class of Notes pro rata based on the Note Interest Distributable Amount payable to such Class on such Distribution Date.

     (h) The Indenture Trustee shall transfer amounts from the Reserve Fund, deposit amounts transferred from the Reserve Fund, submit claims under the Insurance Policy and deposit amounts drawn under the Insurance Policy, in each case at the written direction of the Master Servicer and on behalf of the Noteholders and the Certificateholders, in accordance with the Sale and Servicing Agreement.

     Section 2.08.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.09.  Book-Entry Notes.  The Notes, upon original issuance, will
                    ----------------
be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.11:

            (i) the provisions of this Section shall be in full force and effect;

            (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

            (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

            (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants; pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 2.10.  Notices to Clearing Agency.  Whenever a notice or other
                    --------------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

     Section 2.11.  Definitive Notes.  If (i)(a) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and (b) neither the Indenture Trustee nor the Administrator is able to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Master Servicer Termination Event, Owners of Book-Entry Notes representing beneficial interests aggregating not less than 51% of the principal amount of such Notes advise the Indenture Trustee and the Clearing Agency Participants through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then, in each case, the Indenture Trustee shall notify all Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders hereunder.

     Section 2.12.  Release of Collateral.  Subject to Section 11.01 and the
                    ---------------------
terms of the other Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

     Section 2.13.  Tax Treatment.  The Issuer has entered into this Indenture,
                    -------------
and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 2.14.  Employee Benefit Plans.  A fiduciary of a Benefit Plan
                    ----------------------
purchasing the Notes with the assets of a Benefit Plan is deemed to represent that the purchase of one or more Notes is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. If the

Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates (i) has investment or administrative discretion with respect to the assets of a Benefit Plan; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or (iii) is an employer maintaining or contributing to such Benefit Plan, then a purchase of the Notes by such a Benefit Plan may represent a conflict of interest or act of self-dealing by the fiduciary.

     Section 2.15.  Authenticating Agents.  The Indenture Trustee may appoint
                    ---------------------
one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.03, 2.04 and 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes "by the Indenture Trustee."

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

     The Administrator agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 2.08 and 6.04 shall be applicable to any Authenticating Agent.

                                 ARTICLE THREE

                                   COVENANTS

     Section 3.01.  Payment of Principal and Interest.  The Issuer will duly
                    ---------------------------------
and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(b), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein in accordance with Section 8.02(c). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will maintain
                    -------------------------------
in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Depositor and the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands on behalf of the Issuer.

     Section 3.03.  Money for Payments to be Held in Trust.  As provided in
                    --------------------------------------
Sections 5.04 and 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     On or before each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and to the Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon receipt of a written request by the Insurer to such effect; and provided, further, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate, including all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

     Section 3.05.  Protection of Trust Estate.  The Issuer intends the security
                    --------------------------
interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Insurer and the Noteholders to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Insurer and the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate, subject to the rights of the Insurer under the Insurance Agreement. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and will take such other action necessary or advisable to:

            (i)    Grant more effectively any portion of the Trust Estate;

            (ii) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

            (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iv)   enforce any of the Collateral;

            (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties; or

            (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

     Section 3.06.  Opinions as to Trust Estate.
                    ---------------------------

     (a) Promptly after the execution and delivery of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the Collateral (subject to the rights of the Insurer under the Insurance Agreement) for the benefit of the Insurer and the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

     (b) Within 90 days after the beginning of each fiscal year of the Issuer beginning with the first fiscal year beginning more than three months after the Cutoff Date, the Issuer shall furnish to the Depositor and the Indenture Trustee and the Insurer an Opinion of Counsel, dated as of a date during such 90-day period, to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the Collateral (subject to the rights of the Insurer under the Insurance Agreement) for the benefit of the Insurer and the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

     Section 3.07.  Performance of Obligations; Servicing of Receivables.
                    ----------------------------------------------------

     (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and to the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will and will cause the Administrator to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein.

     (d) If the Issuer shall have knowledge of the occurrence of a Trigger Event, a Subservicer Trigger Event, a Master Servicer Termination Event or a Subservicer Termination Event, the Issuer shall promptly provide written notice to an Executive Officer of the Depositor and the Insurer and a Responsible Officer of the Indenture Trustee, and to each Rating Agency thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Trigger Event, a Subservicer Trigger Event, a Master Servicer Termination Event or a Subservicer Termination Event shall arise from the failure of the Master Servicer or the Subservicer, as the case may be, to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

     (e) As promptly as possible after giving the Master Servicer a Master Servicer Termination Notice or the Subservicer a Subservicer Termination Notice pursuant to Section 7.01 or 7.02 of the Sale and Servicing Agreement, as the case may be, the Issuer shall (subject to the rights of the Insurer and the Indenture Trustee to direct such appointment pursuant to Section 7.03 of the Sale and Servicing Agreement) appoint a Successor Master Servicer or Successor Subservicer, which Successor Master Servicer or Successor Subservicer shall, so long as no Insurer Default shall have occurred and be continuing, be acceptable to the Insurer and such Successor Master Servicer or Successor Subservicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Insurer. In the event that a Successor Master Servicer or Successor Subservicer has not been appointed and accepted its appointment at the time when the Master Servicer or the Subservicer ceases to act as Master Servicer or Subservicer, the Indenture Trustee without further action shall automatically be appointed the Successor Master Servicer or the Successor Subservicer, as the case may be. The Indenture Trustee may resign as the Successor Master Servicer or Successor Subservicer by giving written notice of such resignation to the Issuer and the Insurer and in such event will be released from such duties and obligations, such release not to be effective until the date a new Master Servicer or Subservicer enters into an administrative agreement or servicing agreement as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new Master Servicer as the Successor Master Servicer or new Subservicer as the Successor Subservicer, as the case may be, each case which successor shall, so long as no Insurer Default shall have occurred and be continuing, be acceptable to the Insurer. Any Successor Master Servicer or Successor Subservicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle receivables and (ii) enter into an administrative agreement or servicing agreement with the Issuer and the Depositor having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Master Servicer or the Subservicer, as the case may be. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new Master Servicer or Subservicer, the Issuer may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Master Servicer or Successor Subservicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree with, so long as no Insurer Default shall have occurred and be continuing, the prior written consent of the Insurer, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.03 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the administration or servicing, as the case may be, of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee and, so long as no Insurer Default shall have occurred and be continuing, the Insurer). If the Indenture Trustee shall succeed to the duties of the Master Servicer or the Subservicer as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, except as otherwise provided in the proviso to Section 6.01(a), the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer or the Subservicer and the administration and servicing of the Receivables. In case the Indenture Trustee shall become successor to the Master Servicer or the Subservicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Master Servicer or Subservicer any one of its Affiliates or agents, so long as no Insurer Default shall have occurred and be continuing, with the prior written consent of the Insurer, provided that it shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Master Servicer or Successor Subservicer.

     (f) The Issuer shall promptly notify the Depositor, the Trustees, the Insurer and the Rating Agencies in writing of (i) any termination of the Master Servicer or the Subservicer pursuant to the Sale and Servicing Agreement and
(ii) the appointment of each Successor Master Servicer or Successor Subservicer, including the name and address thereof.

     (g) The Issuer agrees that it will not waive timely performance or observance by the Depositor, the Master Servicer, the Subservicer or the Seller of their respective duties under the Basic Documents (i) if the effect thereof would adversely affect the Insurer or the Holders of the Notes or (ii) so long as no Insurer Default shall have occurred and be continuing, without the prior written consent of the Insurer.

     Section 3.08.  Negative Covenants.  So long as any Notes are Outstanding,
                    ------------------
the Issuer shall not:

            (i) except as expressly permitted by Section 3.10(b) and the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee with, so long as no Insurer Default shall have occurred and be continuing, the prior written consent of the Insurer;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

            (iii) (a) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (b) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (c) permit the lien created by this

     Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate;

            (iv)   dissolve or liquidate in whole or in part;

            (v)    engage in any activities other than those permitted by
     Section 2.03 of the Trust Agreement, and financing, acquiring, owning, pledging and managing the Receivables as contemplated by the Basic Documents and activities incidental to such activities; or

            (vi) incur, assume or guarantee any indebtedness other than the indebtedness evidenced by the Notes or indebtedness otherwise permitted by the Basic Documents.

     Section 3.09. Annual Statement as to Compliance.  The Issuer will deliver
                   ---------------------------------
to the Depositor, the Indenture Trustee and to the Insurer, on or before May 31 of each year (commencing with the year 2002), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during the preceding year (or such shorter period in the case of the first such Officer's Certificate) and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

            (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout the preceding year (or such shorter period in the case of the first such Officer's Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10. Issuer May Consolidate, etc., Only on Certain Terms.
                   ---------------------------------------------------

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Depositor and the Indenture Trustee and, so long as no Insurer Default shall have occurred and be continuing, to the Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture, and each other Basic Document, on the part of the Issuer to be performed or observed;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, the Insurer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

            (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

            (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such consolidation or merger at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is
     (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

     (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person (except as expressly permitted by the Basic Documents), unless:

            (i) the Person that acquires by conveyance or transfer the properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and, so long as no Insurer Default shall have occurred and be continuing, the Insurer the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and to the Insurer) to the effect that such transaction will not have any material adverse federal tax consequence to the Issuer, the Insurer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

            (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

            (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such conveyance or transfer of properties or assets at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such conveyance or transfer and the Person acquiring by conveyance or transference the properties or assets of the Issuer has a net worth, immediately after such conveyance or transfer, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

     Section 3.11.  Successor or Transferee.
                    -----------------------

     (a)  Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all of the properties or assets of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer stating that the Issuer is to be so released.

     Section 3.12.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, acquiring, owning and pledging the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

     Section 3.13.  No Borrowing.  The Issuer shall not issue, incur, assume,
                    ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes, (ii) obligations or indebtedness owing from time to time to the Insurer under the Insurance

Agreement or the other Basic Documents and (iii) any other indebtedness permitted by or arising under the other Basic Documents.

     Section 3.14.  Master Servicer's Obligations.  The Issuer shall cause the
                    -----------------------------
Master Servicer to comply with Sections 3.11, 3.12, 3.13, 4.08 and Section 8.01 of the Sale and Servicing Agreement.

     Section 3.15.  Guarantees, Loans, Advances and Other Liabilities.  Except
                    -------------------------------------------------
as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.16.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.17.  Removal of Administrator.  For so long as any Notes are
                    ------------------------
Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied with respect to such removal and, so long as no Insurer Default shall have occurred and be continuing, the Insurer shall have consented to such removal.

     Section 3.18.  Restricted Payments.  Except as expressly permitted by the
                    -------------------
Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (b) payments to the Indenture Trustee pursuant to Section 1.02(b)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, the Note Distribution Account, the Certificate Distribution Account or the Reserve Fund except in accordance with this Indenture and the Basic Documents.

     Section 3.19.  Notice of Events of Default.  The Issuer shall give a
                    ---------------------------
Responsible Officer of the Indenture Trustee, and an Executive Officer of the Insurer and each Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Seller, the Master Servicer, the Subservicer or the Depositor of its obligations under the Sale and Servicing Agreement and each default on the part of the Seller or the Depositor of its obligations under the Receivables Purchase Agreement.

     Section 3.20. Further Instruments and Acts.  Upon request of the
                   ----------------------------
Indenture Trustee or, so long as no Insurer Default shall have occurred and be continuing, the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.21. Compliance with Laws.  The Issuer shall comply with
                   --------------------
requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

     Section 3.22. Amendments of Sale and Servicing Agreement and Trust
                   ----------------------------------------------------
Agreement.  The Issuer shall not agree to any amendment to Section 9.01 of the
---------
Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

     Section 4.01.    Satisfaction and Discharge of Indenture.  This Indenture
                      ---------------------------------------
shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12, 3.13, 3.18, 3.20 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

            (i) the Insurance Policy has been terminated in accordance with its terms and returned to the Insurer for cancellation;

            (ii) either

                 (a) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Insurance Policy has expired and been returned to the Insurer for cancellation; or

                 (b) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                     (1)  have become due and payable,

                     (2) will become due and payable at the Class A-4 Final Distribution Date within one year or

                     (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

               (iii) the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture, the Basic Documents or the Notes and to or on behalf of the Insurer under this Indenture or the Basic Documents;

               (iv) the Issuer has delivered to the Depositor, the Indenture Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA, the Insurer or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to
     Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

               (v) the Issuer has delivered to the Depositor, the Indenture Trustee and the Insurer an Opinion of Counsel to the effect that the satisfaction and discharge of this Indenture pursuant to this Section will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.

     Section 4.02.    Satisfaction, Discharge and Defeasance of the Notes.
                      ---------------------------------------------------

     (a) Upon satisfaction of the conditions set forth in Section 4.02(b), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

               (i) the rights of the Noteholders to receive, from the trust funds described in Section 4.02(b)(i), payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;

               (ii) the obligations of the Issuer with respect to the Notes under Sections 2.04, 2.05, 3.02 and 3.03;

               (iii) the obligations of the Issuer to the Indenture Trustee under Section 6.07; and

               (iv) the rights, powers, trusts and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.

     (b) The satisfaction, discharge and defeasance of the Notes pursuant to Section 4.02(a) is subject to the satisfaction of all of the following conditions:

               (i) the Issuer or the Insurer has deposited or caused to be deposited irrevocably (except as provided in Section 4.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the

     Holders of the Notes, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

          (ii) such deposit will not result in a breach or violation of, or constitute an event of default under, any Basic Document or other agreement or instrument to which the Issuer is bound;

          (iii) no Event of Default has occurred and is continuing on the date of such deposit or on the 91st day after such date;

          (iv) the Issuer has delivered to the Depositor, the Indenture Trustee and the Insurer an Opinion of Counsel to the effect that the satisfaction, discharge and defeasance of the Notes pursuant to this Section will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code; and

          (v) the Issuer has delivered to the Depositor, the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the defeasance contemplated by this Section have been complied with.

     Section 4.03.    Application of Trust Money.  All monies deposited with the
                      --------------------------
Indenture Trustee pursuant to Sections 4.01 and 4.02 shall be held in trust in a segregated non-interest bearing account and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds of the Issuer except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     Section 4.04.    Repayment of Monies Held by Paying Agent.  In connection
                      ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                 ARTICLE FIVE

                                   REMEDIES

     Section 5.01.    Events of Default.  Wherever used herein, "Event of
                      -----------------
Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) default by the Issuer in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

            (ii) default by the Issuer in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

            (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer and to the Indenture Trustee, so long as an Insurer Default shall not have occurred and be continuing, by the Insurer, or, if an Insurer Default shall have occurred and be continuing, to the Issuer by the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (iv) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor, the Indenture Trustee or the Insurer or to the Issuer, the Depositor, the Indenture Trustee and the Insurer by the Holders of Notes evidencing not less than 25% of the Note Balance, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

            (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

            (vii) the submission of a claim under the Insurance Policy; provided, however, that unless an Insurer Default shall have occurred and be continuing, neither the Depositor, the Indenture Trustee nor the Noteholders may declare an Event of Default. If an Insurer Default shall not have occurred and be continuing, an Event of Default shall occur only upon delivery by the Insurer to the Depositor and the Indenture Trustee of notice of the occurrence of such Event of Default.

     The Issuer shall deliver to the Depositor and a Responsible Officer of the Indenture Trustee and the Insurer within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (iii) or (iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.    Acceleration of Maturity; Rescission and Annulment.
                      --------------------------------------------------

     (a) If an Event of Default shall have occurred and be continuing, so long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right, but not the obligation, upon prior written notice to each Rating Agency, to declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, the Indenture Trustee, the Depositor and each Rating Agency, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. The Indenture Trustee shall have no discretion with respect to the acceleration of the Notes under the foregoing circumstances. In the event of any such acceleration of the Notes, the Indenture Trustee shall continue to submit claims under the Insurance Policy with respect to the Notes and the Certificates.

     (b) If an Event of Default shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, then the Indenture Trustee or the Holders of Notes evidencing not less than 66 2/3% of the Note Balance may, upon prior written notice to each Rating Agency, declare the Notes to be immediately due and payable by written notice to the Issuer (and to the Indenture Trustee if given by Noteholders) and the Master Servicer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     (c) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article, the Holders of Notes evidencing not less than 66 2/3% of the Note Balance, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                 (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred plus all amounts owing to the Insurer under the Insurance Agreement and the other Basic Documents; and

                 (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

     (d) If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the Insurer may elect to prepay all or any portion of the Note Balance on any Distribution Date by depositing the principal amount to be prepaid, plus accrued but unpaid interest thereon to such Distribution Date, in the Collection Account in immediately available funds no later than 5:00 P.M., New York City time, on the related Deposit Date; provided, however, that the Insurer shall fulfill its obligations under the Insurance Policy.

     (e) If an Event of Default shall have occurred and be continuing, no Insurer Default shall have occurred and be continuing and the Note Balance shall have been paid in full, the Insurer may elect to prepay all or any portion of the Certificate Balance on any Distribution Date by depositing the principal amount to be prepaid, plus accrued but unpaid interest thereon to such Distribution Date, in the Collection Account in immediately available funds no later than 5:00 P.M., New York City time, on the related Deposit Date; provided, however, that the Insurer shall fulfill its obligations under the Insurance Policy.

     Section 5.03.    Collection of Indebtedness and Suits for Enforcement by
                      -------------------------------------------------------
Indenture Trustee.
-----------------

     (a) The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the related Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to
Section 6.07.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.    Remedies; Priorities.
                      --------------------

     (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, so long as no Insurer Default shall have occurred and be continuing, at the written direction of the Insurer, or, if an Insurer Default shall have occurred and be continuing, at the written direction of the Holders of Notes evidencing not less than 66 2/3% of the Note Balance, do one or more of the following actions as so directed (subject to Sections 5.02 and 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or to the Insurer or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders and the Insurer under this Indenture; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate at the direction of the Insurer following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless the proceeds of such sale or liquidation will be sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest; provided, further, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate at the direction of the Holders following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Note Balance consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Securities for principal and interest and all amounts due to the Insurer under the Insurance Agreement or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of Notes evidencing not less than 66 2/3% of the Note Balance. In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order and priority:

          (i) to the Indenture Trustee and the Owner Trustee, any amounts due under the Trust Agreement or Section 6.07 hereof;

          (ii) to the Master Servicer, all accrued but unpaid Servicing Fees under the Sale and Servicing Agreement; provided, however, that to the extent the Master Servicer fails to pay the related Subservicer Fee, including any unpaid Subservicer Fee for previous Collection Periods, to the Subservicer, an amount equal to the lesser of the amount otherwise payable to the Master Servicer and the amount owing to the

     Subservicer will instead be paid to the Subservicer and the remainder of such amount, if any, will be paid to the Master Servicer;

            (iii) to the Holders of the Notes of each Class, the Note Interest Distributable Amount ratably in proportion to the Note Interest Distributable Amount for each Class at their respective Interest Rates;

            (iv) to the Holders of Notes of all Classes, the outstanding principal amount of the Notes, pro rata in proportion to the outstanding principal amount of each Class;

            (v) to the Holders of Certificates, all accrued but unpaid interest on the Certificates;

            (vi) to the Holders of Certificates, the outstanding principal balance of the Certificates;

            (vii)   to the Insurer, all overdue Insurance Premiums;

            (viii) to the Insurer, the aggregate amount of any unreimbursed payments under the Insurance Policy, including any amount deposited by the Insurer pursuant to Section 5.02(d) or (e), plus accrued interest on any unreimbursed payments under the Insurance Policy, including any amount deposited by the Insurer pursuant to Section 5.02(d) or (e), at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and any other Basic Document plus any unreimbursed Insurer Defense Costs;

            (ix) to the Subservicer, for any remaining amounts due and unpaid in respect of the Subservicer Fee under the Sale and Servicing Agreement; and

            (x) to the Seller, as holder of the Residual Interest, any remaining money or property.

The Indenture Trustee may fix a record date and distribution date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the distribution date and the amount to be paid.

     Section 5.05.    Optional Preservation of the Receivables.  If the Notes
                      ----------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, so long as no Insurer Default shall have occurred and be continuing, at the direction of the Insurer, elect to maintain possession of the Trust Estate and apply proceeds as if there had been no declaration of acceleration; provided however, that the Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in Section 4.05(d) of the Sale and Servicing Agreement. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust

Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06.    Limitation of Suits.  No Holder of any Note shall have any
                      -------------------
right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (ii) the Holders of Notes evidencing not less than 25% of the Note Balance have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders evidencing not less than 51% of the Note Balance; and

            (vi)    an Insurer Default has occurred and is continuing.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 51% of the Note Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. The Indenture Trustee shall not be liable for any such determination made in good faith.

     Section 5.07.    Unconditional Rights of Noteholders to Receive Principal
                      --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.    Restoration of Rights and Remedies.  If the Indenture
                      ----------------------------------
Trustee, the Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.    Rights and Remedies Cumulative.  No right or remedy herein
                      ------------------------------
conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.    Delay or Omission Not a Waiver.  No delay or omission of
                      ------------------------------
the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Insurer or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or the Noteholders, as the case may be.

     Section 5.11.    Control by Noteholders.  The Holders of Notes evidencing
                      ----------------------
not less than 51% of the Note Balance shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

            (ii) subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Insurer or the Holders of Notes representing not less than 100% of the Note Balance;

            (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by the Holders of Notes representing less than 100% of the Note Balance to sell or liquidate the Trust Estate shall be of no force and effect; and

            (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it reasonably believes might involve it in costs, expenses and liabilities for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.    Waiver of Past Defaults.  Prior to the declaration of the
                      -----------------------
acceleration of the maturity of the Notes as provided in Section 5.02, so long as no Insurer Default shall have occurred and be continuing, the Insurer or the Holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the Insurer, so long as no Insurer Default shall have occurred and be continuing, may, on behalf of all Noteholders, waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified, supplemented or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Insurer, the Indenture Trustee and the Holders of the Notes shall respectively be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.13.    Undertaking for Costs.  All parties to this Indenture
                      ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Note Balance or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14.    Waiver of Stay or Extension Laws.  The Issuer covenants
                      --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.    Action on Notes.  The Indenture Trustee's right to seek
                      ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this

Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.16.    Performance and Enforcement of Certain Obligations.
                      --------------------------------------------------

     (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Seller, the Master Servicer or the Subservicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Seller, the Master Servicer or the Subservicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Seller, the Master Servicer or the Subservicer of each of their obligations under the Sale and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes evidencing not less than 66 2/3% of the Note Balance shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Seller, the Master Servicer or the Subservicer under or in connection with the Sale and Servicing Agreement or against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Master Servicer or the Subservicer, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Receivables Purchase Agreement, and any right of the Issuer to take such action shall be suspended.

     (c) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller of each of its obligations to the Depositor under or in connection with the Receivables Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Depositor or the Issuer under or in connection with the Receivables Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller of each of its obligations under the Receivables Purchase Agreement.

     (d) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes evidencing not less than 66 2/3% of the

Note Balance shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of each of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Receivables Purchase Agreement, and any right of the Depositor to take such action shall be suspended.

                                  ARTICLE SIX

                             THE INDENTURE TRUSTEE

     Section 6.01.    Duties of Indenture Trustee.
                      ---------------------------

     (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Master Servicer or the Subservicer, as the case may be, pursuant to Section 3.07(e), the Indenture Trustee in performing such duties shall use the degree of care and skill customarily exercised by a prudent institutional Master Servicer or Subservicer, as the case may be, with respect to retail motor vehicle installment sale contracts that it administers or services, as the case may be, for itself or others.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)     this paragraph does not limit the effect of Section 6.01(b);

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) The Indenture Trustee acknowledges that it has reviewed the Sale and Servicing Agreement and agrees to perform all acts required to be performed by it thereunder. The Indenture Trustee shall be entitled to the benefits of this Section and references herein to the Indenture shall be read as references to the Indenture and the Sale and Servicing Agreement.

     (g) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

     (h) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (j) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Indenture Trustee in accordance with the provisions of this Indenture.

     Section 6.02.    Rights of Indenture Trustee.
                      ---------------------------

     (a) Except as otherwise provided in the second succeeding sentence, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact, calculation or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel unless it is proved that the Indenture Trustee was negligent in such reliance.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Insurer or any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     Section 6.03.    Individual Rights of Indenture Trustee.  The Indenture
                      --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04.    Indenture Trustee's Disclaimer.  The Indenture Trustee
                      ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.    Notice of Defaults.  If a Default occurs and is continuing
                      ------------------
and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Insurer and each Noteholder notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.    Reports by Indenture Trustee to Holders.  The Indenture
                      ---------------------------------------
Trustee shall deliver, within a reasonable period of time after the end of each calendar year, to each Person who at any time during such calendar year was a Noteholder, such information furnished to the Indenture Trustee as may be required to enable such Person to prepare its federal and state income tax returns.

     Section 6.07.    Compensation and Indemnity.
                      --------------------------

     (a) The Master Servicer shall (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust and (ii) reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, which expenses shall include the reasonable compensation and expenses, disbursements and advances of the (a) Indenture Trustee as Administrator and (b) Indenture Trustee's agents, counsel, accountants and experts; provided, however, that the Master Servicer need not reimburse the Indenture Trustee for any expense incurred through the Indenture Trustee's willful misconduct, negligence or bad faith.

     The Master Servicer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or discharge of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     (b) The Master Servicer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder not resulting from its own willful misconduct, negligence or bad faith. The Indenture Trustee shall notify the Master Servicer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Master Servicer and the Administrator shall not relieve the Master Servicer or the Administrator of its obligations hereunder. The Master Servicer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Master Servicer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     Section 6.08.    Replacement of Indenture Trustee.  No resignation or
                      --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer, the Insurer, the Depositor and the Noteholders. So long as no Insurer Default shall have occurred and be continuing, the Insurer, or the Noteholders evidencing not less than 51% of the Note Balance, with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer, may remove the Indenture Trustee (with a copy to the Issuer, the Depositor, the Insurer and the Rating Agencies) at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee and the Insurer. The Issuer shall remove the Indenture Trustee if:

            (i)   the Indenture Trustee fails to comply with Section 6.11;

            (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

             (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

             (iv)   the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer, with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer, shall promptly appoint a successor Indenture Trustee.

     Each successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Insurer, the Issuer and the Depositor. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of Notes evidencing not less than 51% of the Note Balance may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger. If the Indenture
                    -------------------------------------
Trustee consolidates or merges with, converts or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act, be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Insurer and each Rating Agency prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force as is provided anywhere in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------

     (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator, acting jointly, shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Insurer and the Noteholders, such title to the Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after its receipt of a request to do so, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee shall
                    -----------------------------
at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade by each of the Rating Agencies or shall otherwise be acceptable to each Rating Agency, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and Prime-1 by Moody's. The Indenture Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representations and Warranties of Indenture Trustee.  The
                    ---------------------------------------------------
Indenture Trustee hereby makes the following representations and warranties on which the Issuer, the Insurer and Noteholders shall rely:

          (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

             (ii) it has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

             (iii) the Indenture is an enforceable obligation of the Indenture Trustee.

                                 ARTICLE SEVEN

                         NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01.  Issuer to Furnish Indenture Trustee Names and Addresses of
                    ----------------------------------------------------------
Noteholders. If Definitive Notes are issued, the Issuer will furnish or cause
-----------
to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications, Reports and
                    --------------------------------------------------------
Certain Documents to Noteholders.
--------------------------------

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     (d) The Indenture Trustee will provide to Securityholders the reports, certificates, opinions and documents specified in Section 3.15 of the Sale and Servicing Agreement, upon written request to the Indenture Trustee.

     Section 7.03.  Reports by Issuer.
                    -----------------

     (a)     The Issuer shall:

             (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

             (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

             (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee. If required by TIA Section
                    ----------------------------
313(a), within 60 days after each December 15 beginning with December 15, 2001, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE EIGHT

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01.  Collection of Money. Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

     Section 8.02.  Accounts.
                    --------

     (a) On or prior to the Closing Date, the Issuer shall cause the Master Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of (i) the Securityholders and the Insurer, the Collection Account and the Reserve Fund and (ii) the Noteholders, the Note Distribution Account as provided in Section 4.01 of the Sale and Servicing Agreement. The Collection Account, Note Distribution Account and the Reserve Fund shall be Eligible Accounts.

     (b) On or before each Distribution Date, all amounts required to be deposited in the Collection Account will be deposited as provided in Sections
4.02 and 4.04 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the related Collection Period pursuant to Sections 4.04 and 4.05 of the Sale and Servicing Agreement will be transferred from the Collection Account and/or the Reserve Fund to the Note Distribution Account.

     (c) On each Distribution Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

             (i) the Note Interest Distributable Amount; provided, that if there are not sufficient funds in the Note Distribution Account to pay the allocable portion of the Note Interest Distribution Amount with respect to each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such amount pro rata on the basis of the total
     Note Interest Distributable Amount due on the Notes;

             (ii) the Note Principal Distributable Amount (first to the Class A-1 Notes until the Class A-1 Notes have been paid in full, second to the Class A-2 Notes until the

     Class A-2 Notes have been paid in full, third to the Class A-3 Notes until the Class A-3 Notes have been paid in full, and fourth to the Class A-4 Notes until the Class A-4 Notes have been paid in full);

             (iii) notwithstanding the foregoing, on each Distribution Date after the Notes have been accelerated as provided in Section 5.02(a) following the occurrence of an Event of Default, until such time as the Notes have been paid in full and this Indenture has been discharged with respect to the Notes, the Certificates will not receive any of the Principal Distributable Amount, and the Notes will receive 100% of the Principal Distributable Amount on a pro rata basis based on the Note Balance of each Class of Notes; and

             (iv) in the event that there are insufficient funds in the Note Distribution Account to make the foregoing distributions, an amount will be withdrawn from the Reserve Fund pursuant to Section 4.06(b) of the Sale and Servicing Agreement.

     Section 8.03.  General Provisions Regarding Accounts.
                    -------------------------------------

     (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be maintained in cash or invested in Permitted Investments and reinvested by the Indenture Trustee upon the written direction of the Master Servicer, subject to the provisions of Section 4.01(b) of the Sale and Servicing Agreement. Except as otherwise provided in Section 4.01(b) of the Sale and Servicing Agreement, all income or other gain from investment of monies deposited in the Accounts (other than the Reserve Fund) shall be part of Available Interest and any loss resulting from such investments shall be charged to the related Account.

     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Master Servicer shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 8:00 A.M., Los Angeles time (or such other time as may be agreed by the Issuer and the Indenture Trustee) on any Business Day or (ii) to the knowledge of a Responsible Officer of the Indenture Trustee a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee upon actual knowledge by a Responsible Officer of the Indenture Trustee of such event shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in the Permitted Investment listed in clause
(vi) of the definition thereof.

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     Section 8.04.  Release of Trust Estate.
                    -----------------------

     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, the Insurance Policy has been terminated in accordance with its terms and has been returned to the Insurer for cancellation and all sums due the Insurer have been paid in full and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

     Section 8.05.  Opinion of Counsel. The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------

     (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of the Holders of any Notes but with the consent of the Rating Agencies and, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer, with prior written notice to the Insurer and the Rating Agencies at any time and from time to time, enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

             (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

             (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

             (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

             (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

             (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or the other Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture, provided, that such action shall not adversely affect the interests of the Holders of the Notes;

             (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

             (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that (i) no such supplemental indenture may materially adversely affect the interests of any Noteholder or Certificateholder, (ii) no such supplemental indenture will be permitted unless an Opinion of Counsel is delivered to the Insurer and the Indenture Trustee to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder and (iii) no such supplemental indenture will be permitted without the consent of the Insurer if such supplemental indenture would reasonably be expected to materially adversely affect the interests of the Insurer. A supplemental indenture shall be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if (i) the Person requesting such supplemental indenture obtains and delivers to the Indenture Trustee an Opinion of Counsel to that effect or (ii) the Rating Agency Condition is satisfied. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     Section 9.02.   Supplemental Indentures With Consent of Noteholders. The
                     ---------------------------------------------------
Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and the Insurer and with the consent of the Holders of Notes evidencing not less than 51% of the Note Balance and, so long as no Insurer Default has occurred and is continuing, the consent of the Insurer, by Act of such Holders delivered to the Issuer and the Indenture Trustee, at any time and from time to time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture (i) consented to by the Insurer on behalf of the Noteholders pursuant to Section 11.19 may materially adversely affect the interests of any Noteholder or Certificateholder, (ii) will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee and the Insurer to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder and (iii) will be permitted without the consent of the Insurer if such supplemental indenture would reasonably be expected to materially adversely affect the interests of the Insurer; and, provided further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

            (ii) reduce the percentage of the Note Balance, the consent of the Holders of Notes which is required for any such supplemental indenture, or the consent of the Holders of Notes which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (iv) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 if the proceeds of such sale would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes or amend the provisions of this Article which specify the percentage of the Note Balance required to amend this Indenture or the other Basic Documents;

            (v) modify any provision of this Section except to increase any percentage specified herein or provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

            (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

            (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     The Administrator shall certify to the Indenture Trustee whether or not any Notes would be affected by any supplemental indenture and any such certification shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03.  Execution of Supplemental Indentures.  In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture. Upon the execution of any
                    --------------------------------
supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act. Every amendment of this
                    -----------------------------------
Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

     Section 9.06.  Reference in Notes to Supplemental Indentures. Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE TEN

                              REDEMPTION OF NOTES

     Section 10.01.  Redemption.
                     ----------

     (a) The Outstanding Notes are subject to redemption in whole, but not in part, pursuant to Section 8.01 of the Sale and Servicing Agreement, on any Distribution Date on which the Master Servicer exercises its option to purchase the Trust Estate pursuant to said Section, for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The amount paid by the Master Servicer shall be treated as collections in respect of the Receivables and applied to pay the unpaid principal amount of the Notes plus accrued and unpaid interest thereon, the Certificate Balance plus accrued and unpaid interest thereon and all amounts due the Insurer under the Insurance Agreement. The Master Servicer or the Issuer shall furnish each Rating Agency and the Insurer notice of such redemption. If the Outstanding Notes are to be redeemed pursuant to this Section, the Master Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee, the Depositor, the Insurer and the Rating Agencies not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 8:00 A.M., Los Angeles time, on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     (b) In the event that the assets of the Issuer are purchased by the Master Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement, all amounts on deposit in the Note Distribution Account shall be paid to the Noteholders up to the unpaid principal amount of the Notes and all accrued and unpaid interest thereon. If such amounts are to be paid to Noteholders pursuant to this Section, the Issuer shall, to the extent practicable, furnish or cause the Master Servicer to furnish notice of such event to the Depositor, the Indenture Trustee, the Insurer and the Rating Agencies not later than 20 days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

     Section 10.02.   Form of Redemption Notice. Notice of redemption under
                      -------------------------
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt of notice from the Issuer or the Master Servicer pursuant to Section 10.01(a), but not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

               (i)    the Redemption Date;

               (ii)   the Redemption Price;

               (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

               (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.

     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03.   Notes Payable on Redemption Date. The Notes or portions
                      --------------------------------
thereof to be redeemed shall, following notice of redemption as required by
Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

     Section 11.01.  Compliance Certificates and Opinions, etc.
                     -----------------------------------------

     (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by the TIA, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (iii) a statement that, in the opinion of each signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether, in the opinion of each signatory, such condition or covenant has been complied with.

     (b)     (i)     Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

             (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Note Balance.

             (iii)   Other than with respect to any release described in clause
     (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

             (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
     (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Balance.

             (v) Notwithstanding Section 2.12 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee. In any
                     ------------------------------------------------
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Master Servicer, the Subservicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Master Servicer, the Subservicer, the Depositor, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

          Section 11.03.  Acts of Noteholders.
                          -------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

          (c)   The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          Section 11.04.  Notices, etc., to Indenture Trustee, Issuer,
                          --------------------------------------------
Depositor, Insurer and Rating Agencies.  Any request, demand, authorization,
--------------------------------------
direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder, the Issuer or the Insurer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid, overnight courier or facsimile (followed by original) to or with the Indenture Trustee at its Corporate Trust Office;

          (ii) the Issuer by the Indenture Trustee, any Noteholder or the Insurer shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, overnight courier or facsimile (followed by original) to the Issuer addressed to: Isuzu Auto Owner Trust 2001-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (with a copy to the Administrator, 6722 Orangethorpe Avenue, Suite 100, Buena Park, California 90622-5005, Attention: Treasury Department), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator; the Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee;

          (iii) the Depositor by the Indenture Trustee, the Insurer, the Master Servicer, the Subservicer or any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Depositor addressed to Pooled Auto Securities Shelf LLC, in care of First Union Corporation, 707 Third Street, West Sacramento, California 95605, Attention: General Counsel, or at any other address previously furnished in writing to the Indenture Trustee by the Depositor; or

          (iv) the Insurer by the Indenture Trustee, the Master Servicer, the Subservicer, the Issuer or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, overnight courier or facsimile (followed by original) to the Insurer addressed to: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance, or at any other address previously furnished in writing to the Indenture Trustee by the Insurer.

     Notices required to be given to each Rating Agency by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, couriered or mailed by certified mail, return receipt requested, in the case of (i) Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 or (ii) Standard & Poor's, at Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, 43rd Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; or at such other address as shall be designated by written notice to the other parties.

          Section 11.05.  Notices to Noteholders; Waiver. Where this Indenture
                          ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

          Section 11.06.  Alternate Payment and Notice Provisions.
                          ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          Section 11.07.  Conflict with Trust Indenture Act. If any provision
                          ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          Section 11.08.  Effect of Headings and Table of Contents. The Article
                          ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 11.09. Successors and Assigns. All covenants and agreements
                         ----------------------
in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

          Section 11.10. Separability. In case any provision in this Indenture
                         ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

          Section 11.11. Benefits of Indenture. Nothing in this Indenture or in
                         ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 11.12. Legal Holidays. In any case where the date on which
                         --------------
any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          Section 11.13. Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.14. Counterparts. This Indenture may be executed in any
                         ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.15. Recording of Indenture. If this Indenture is subject
                         ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          Section 11.16. Trust Obligation. Except as otherwise provided in
                         ----------------
Section 3.07(e), no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, except as otherwise provided in
Section 3.07(e), and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

          Section 11.17. No Petition. The Indenture Trustee, by entering into
                         -----------
this Indenture, and each Noteholder, by accepting a Note or a beneficial interest therein, hereby covenant and agree that they will not at any time institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

          Section 11.18. Inspection. The Issuer shall, with reasonable prior
                         ----------
notice, permit any representative of the Indenture Trustee or the Insurer, during the Issuer's normal business hours, to examine the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          Section 11.19. Certain Matters Regarding the Insurer. Except as
                         -------------------------------------
otherwise provided herein, so long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders or the Certificateholders are entitled to exercise pursuant to the Basic Documents, without any consent of such Noteholders or Certificateholders and the Noteholders and the Certificateholders may only exercise such voting rights with the prior written consent of the Insurer; provided, however, that, without the consent of each Noteholder and Certificateholder affected thereby, the Insurer shall not exercise such rights to amend this Indenture in any manner that requires the consent of the Holder of each Outstanding Note adversely affected by such amendment.

          Notwithstanding any other provisions of this Indenture to the contrary, if an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Indenture or to control or direct the actions of the Issuer, the Depositor, the Indenture Trustee or the Owner Trustee pursuant to the terms of this Indenture, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the

Certificateholders; provided, however, that no supplemental indenture pursuant to Section 9.01 or 9.02 of this Indenture will be permitted without the consent of the Insurer if such supplemental indenture would reasonably be expected to materially adversely affect the interests of the Insurer.

          Section 11.20. Third Party Beneficiaries. This Indenture shall inure
                         -------------------------
to the benefit of and be binding upon the parties hereto, and the Owner Trustee, the Noteholders, the Certificateholders, the Insurer and their respective successors and permitted assigns shall be third party beneficiaries. Except as otherwise provided in this Article, no other Person shall have any right or obligation hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                         ISUZU AUTO OWNER TRUST 2001-1,

                         By: WILMINGTON TRUST COMPANY,
                               not in its individual capacity but solely as
                               Owner Trustee,

                         By: /s/ Patricia A. Evans
                             -------------------------------------------------
                                               Patricia A. Evans
                                       Senior Financial Services Officer

                         U.S. BANK NATIONAL ASSOCIATION,
                               not in its individual capacity but solely as Indenture Trustee,

                         By:  /s/ Nancie J.T. Arvin
                              ------------------------------------------------
                                               Nancie J.T. Arvin
                                                Vice President

                                                                      SCHEDULE A
                             RECEIVABLES SCHEDULE

Delivered to the Insurer, the Owner Trustee and Indenture Trustee on the Closing Date.

                                                                       EXHIBIT A

                               FORM OF CLASS A NOTE

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                          $___________

No. R-__                                                   CUSIP NO. ___________

                         ISUZU AUTO OWNER TRUST 2001-1

            _____% ASSET BACKED NOTES, CLASS [A-1] [A-2] [A-3] [A-4]

     Isuzu Auto Owner Trust 2001-1, a business trust organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ Dollars ($___________), payable to the extent described in the Indenture referred to on the reverse hereof on each Distribution Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of _______________, 200__ (the "Class[A-1] [A-2] [A-3]
[A-4] Final Distribution Date") and the Redemption Date, if any, selected pursuant to the Indenture.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), or on the Closing Date in the case of the first Distribution Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture. Interest on this Note will accrue for each Distribution Date [from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date or if no interest has yet been paid, from the Closing Date), to but excluding such current Distribution Date] [from and including the 20/th/ day of the prior calendar month (based on the assumption of 30 days in each month)(or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 20/th/ day of the month in which the current Distribution Date occurs]. Interest will be computed on the basis of [the actual number of days in the Interest Period divided by 360] [a 360-day year consisting of twelve 30-day months]. Such principal and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed the timely payment of the Note Distributable Amount on each Distribution Date, all as more fully set forth in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:                        ISUZU AUTO OWNER TRUST 2001-1,

                             By: WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   Owner Trustee under the Trust Agreement,




                             By:______________________________________________
                                            Authorized Signatory


               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                                   U.S. BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity but
                                          solely as Indenture Trustee,



                                        By:_____________________________________
                                                    Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Asset Backed Notes, Class [A-1] [A-2] [A-3] [A-4] (the "Class [A-1] [A-2] [A-3] [A-4] Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Insurer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

     Principal payable on the Notes will be paid on each Distribution Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2] [A-3] [A-4] Final Distribution Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2] [A-3] [A-4] Notes shall be due and payable following the occurrence and continuance of an Event of Default, if (i) the Insurer (if an Insurer Default shall not have occurred and be continuing) or
(ii) the Indenture Trustee or the Holders of Notes evidencing not less than 66 2/3% of the Note Balance (if an Insurer Default shall have occurred and be continuing) have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2] [A-3] [A-4] Noteholders entitled thereto.

     Payments of principal and interest on this Note due and payable on each Distribution Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Distribution Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Distribution Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Distribution Date or Redemption Date by notice mailed within five days of such Distribution Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, the Purchaser or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Indenture or the other Basic Documents.

     A fiduciary of a Benefit Plan purchasing the Notes with the assets of a Benefit Plan is deemed to represent that the purchase of one or more Notes is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Insurer, the Indenture Trustee and any agent of the Issuer, the Insurer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Owner Trustee, on behalf of the Issuer, without the consent of the Holders of Notes but with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer. The Indenture also contains provisions permitting the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee, with certain exceptions as therein provided, to amend or waive from time to time certain terms and conditions set forth in the Indenture with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer and the Holders of Notes evidencing not less than 51% of the Note Balance. The Indenture also permits, so long as no Insurer Default shall have occurred and be continuing, the Insurer or the Holders of Notes evidencing not less than 51% of the Note Balance, with, so long as no Insurer Default shall have occurred and be continuing, the consent of the Insurer, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Insurer, Holders of not less than 51% of the Note Balance or Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Indenture permits the Issuer, under certain circumstances, to consolidate or merge with or into another Person, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:_________________________________      ________________________________*

                                             Signature Guaranteed:



                                             ________________________________*



________

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.